SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 14, 2001
(To Prospectus dated August 7, 2001)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2001-4

                                  ----------


The Class B-2
Certificates represent
obligations of the trust              The Class B-2 Certificates
only and do not
represent an interest in              o  This supplement relates to the offering of the Class B-2 Certificates of
or obligation of                         the series referenced above. This supplement does not contain complete
CWABS, Inc.,                             information about the offering of the Class B-2 Certificates. Additional
Countrywide Home                         information is contained in the prospectus supplement dated November 14,
Loans, Inc.,                             2001, prepared in connection with the offering of the offered certificates
Countrywide Home                         of the series referenced above and in the prospectus of the depositor
Loans Servicing LP or                    dated August 7, 2001. You are urged to read this supplement, the
any of their affiliates.                 prospectus supplement and the prospectus in full.

This supplement may be                o  As of April 26, 2004, the certificate principal balance of the Class B-2
used to offer and sell the               Certificates was $7,800,000.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.




NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

May 3, 2004

                               THE MORTGAGE POOL

     As of April 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 698 Mortgage Loans having an aggregate Stated Principal Balance of approximately $98,190,601.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                       As of April 1, 2004
                                                                           ------------------------------------------

Total Number of Mortgage Loans..........................................           698
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
      30-59 days........................................................                 5.01%
      60-89 days........................................................                 0.72%
      90+ days or more (excluding pending foreclosures).................                 2.01%
                                                                                         -----
      Total Delinquencies...............................................                 7.74%
                                                                                         =====
Foreclosures Pending....................................................                 5.16%
                                                                                         -----
Total Delinquencies and foreclosures pending............................                12.90%
                                                                                        ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Fourteen (14) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                           Delinquency and Foreclosure Experience
                                        ---------------------------------------------------------------------
                                              As of December 31, 2000             As of December 31, 2001
                                        -------------------------------    ----------------------------------
                                        Principal Balance    Percentage     Principal Balance      Percentage
                                        -----------------    ----------    ------------------      ----------
Total Portfolio                         $7,867,335,642.62      100.00%      $9,081,242,926.99       100.00%
Delinquency Percentage
30-59 Days                                $617,079,497.93        7.84%        $806,843,594.55         8.88%
60-89 Days                                 209,082,975.61        2.66%         255,443,513.99         2.81%
90+ Days                                    87,295,342.66        1.11%         103,605,792.49         1.14%
                                        -----------------    ----------    ------------------      ----------
Sub-Total                                 $913,457,816.20       11.61%      $1,165,892,900.03        12.84%
                                        -----------------    ----------    ------------------      ----------
Foreclosure Rate                          $231,465,019.95        2.94%        $356,652,093.38         3.93%
Bankruptcy Rate                           $109,183,964.35        1.39%        $232,679,880.26         2.56%

                                                           Delinquency and Foreclosure Experience
                                        ---------------------------------------------------------------------
                                              As of December 31, 2002             As of December 31, 2003
                                        -------------------------------    ----------------------------------
                                        Principal Balance    Percentage     Principal Balance      Percentage
                                        -----------------    ----------    ------------------      ----------
Total Portfolio                        $10,499,524,957.75      100.00%     $20,666,799,653.23       100.00%
Delinquency Percentage
30-59 Days                                $776,262,182.66        7.39%       1,237,075,952.99         5.99%
60-89 Days                                 272,447,833.46        2.59%         369,166,558.52         1.79%
90+ Days                                  $112,192,108.56        1.07%         101,415,871.40          .49%
                                        -----------------    ----------    ------------------      ----------
Sub-Total                               $1,160,902,124.68       11.06%      $1,707,668,382.91         8.26%
                                        -----------------    ----------    ------------------      ----------
Foreclosure Rate                          $277,872,737.06        2.65%         322,168,334.41         1.56%
Bankruptcy Rate                           $293,013,840.50        2.79%         305,504,468.46         1.48%

                                           Delinquency and Foreclosure
                                                     Experience
                                          ----------------------------
                                              As of March 31, 2004
                                          ----------------------------
                                          Principal Balance Percentage
                                          ---------------   ----------
Total Portfolio                           $29,161,649,073      100.00%
Delinquency Percentage
30-59 Days                                 $1,421,444,465        4.87%
60-89 Days                                    434,720,503        1.49%
90+ Days                                      158,310,237        0.54%
Sub-Total                                  $2,014,475,205        6.91%
Foreclosure Rate                             $385,837,835        1.32%
Bankruptcy Rate                              $384,005,661        1.32%

     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS B-2 CERTIFICATES

     The Class B-2 Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class B-2 Certificates are allocated principal payments as described in the

Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal." In addition to distributions of interest and principal as described above, the Class B-2 Certificates will be entitled to receive any Available Funds remaining after payment of interest on and principal of the senior certificates and the subordinated certificates as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Residual Certificates."

     As of April 26, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class B-2 Certificates was $7,800,000 and evidenced a beneficial ownership interest of approximately 7.94% in the Trust Fund. As of the Certificate Date, the Senior Offered Certificates had an aggregate principal balance of $70,890,601 and evidenced in the aggregate a beneficial ownership interest of approximately 72.20% in the Trust Fund. As of the Certificate Date, the Subordinate Offered Certificates had an aggregate principal balance of $27,300,000 and evidenced in the aggregate a beneficial ownership interest of approximately 27.80% in the Trust Fund. For additional information with respect to the Class B-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Tables" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.34% per annum, and the level of One-Month LIBOR remains constant at 1.10% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is May 3, 2004,
(viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and
(b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. As used in the table, 100% Prepayment Model means 23% PV and 30% CPR.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class B-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

                               Percent of Certificate Principal
                                     Balance Outstanding*

        Adjustable Rate Mortgage Loans               0%       80%     100%     150%     200%
        (Percentages of the Prepayment Model)        --       ---     ----     ----     ----

             Distribution Date
             -----------------

        Initial Percent........................     100%     100%     100%     100%     100%
        April 25, 2005.........................      94       39       37       30       23
        April 25, 2006.........................      77       31       27       18       11
        April 25, 2007.........................      59       24       19       11        5
        April 25, 2008.........................      48       19       14        7        3
        April 25, 2009.........................      47       14       10        4        1
        April 25, 2010.........................      46       11        7        2        1
        April 25, 2011.........................      45        9        5        1        0
        April 25, 2012.........................      44        7        4        1        0
        April 25, 2013.........................      43        5        3        1        0
        April 25, 2014.........................      41        4        2        0        0
        April 25, 2015.........................      40        3        1        0        0
        April 25, 2016.........................      38        2        1        0        0
        April 25, 2017.........................      36        2        1        0        0
        April 25, 2018.........................      34        1        1        0        0
        April 25, 2019.........................      33        1        0        0        0
        April 25, 2020.........................      31        1        0        0        0
        April 25, 2021.........................      30        1        0        0        0
        April 25, 2022.........................      28        0        0        0        0
        April 25, 2023.........................      26        0        0        0        0
        April 25, 2024.........................      24        0        0        0        0
        April 25, 2025.........................      21        0        0        0        0
        April 25, 2026.........................      19        0        0        0        0
        April 25, 2027.........................      16        0        0        0        0
        April 25, 2028.........................      13        0        0        0        0
        April 25, 2029.........................       9        0        0        0        0
        April 25, 2030.........................       6        0        0        0        0
        April 25, 2031.........................       2        0        0        0        0
        April 25, 2032.........................       0        0        0        0        0

        Weighted Average Life (years)(2).......     9.99     2.38     1.97     1.38     1.08
        Weighted Average Life (years)(1)(2)....     9.34     1.61     1.34     0.98     0.81

      --------------------------
      (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
      (2)  To the Optional Termination Date.
      *    Rounded to the nearest whole percentage.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class B-2 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus

Supplement and in the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class B-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class B-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus Supplement are met.

     Although the Exemption has been amended since 2001, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class B-2 Certificates.

                                    RATINGS

     The Class B-2 Certificates are currently rated "Baa2" by Moody's Investors Service, Inc. and "BBB" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Loans in the Mortgage Pool
(As of the Reference Date)
                                                                      CWABS 2001-4

Combined, Arm and Fixed Mortgage Loan Characteristics                                            Range
Total Number of Loans                                                      698                   -----
Aggregate Principal Balance                                        $98,190,601
Average Principal Balance                                             $140,674            $9,089  to $762,919
Weighted Average Mortgage Rate                                           8.66%             5.63%  to   17.50%
Weighted Average Original Term to Maturity (months)                        344               120  to      360
Weighted Average Remaining Term to Maturity (months)                       314                90  to      333
Weighted Average Loan-to-Value Ratio                                    78.27%             7.97%  to  100.00%
Weighted Average FICO Credit Score                                         598


Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                            6.54%             3.75%  to   11.45%
Weighted Average Maximum Mortgage Rate                                  15.34%            12.13%  to   22.50%
Weighted Average Minimum Mortgage Rate                                   8.48%             5.50%  to   15.50%
Weighted Average Initial Periodic Rate Cap                               1.90%             1.00%  to    3.00%
Weighted Average Subsequent Periodic Rate Cap                            1.36%             1.00%  to    1.50%

Mortgage Loan Programs
                                                                               CWABS 2001-4 Percentage of
                                                   Number of    Aggregate Principal   Aggregate Principal
Loan Programs                                 Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                            1               $116,164                  0.12 %
2/28 Six-Month LIBOR                                     196            $36,454,956                 37.13
3/22 Six-Month LIBOR                                       1                $42,177                  0.04
3/27 Six-Month LIBOR                                      65            $11,486,761                  11.7
FIXED 15YR-Credit Comeback                                11               $382,050                  0.39
FIXED 15YR                                                52             $3,071,174                  3.13
FIXED 20YR                                                 5               $323,455                  0.33
FIXED 30YR-Credit Comeback                                31             $3,428,842                  3.49
FIXED 30YR                                               202             37,549,608                 38.24
FIXED 10YR- 2nd Lien                                       5               $135,040                  0.14
FIXED 15YR- 2nd Lien                                      78             $1,968,049                     2
FIXED 20YR- 2nd Lien                                      10               $347,512                  0.35
FIXED 30/15 Year Balloon                                  23             $2,307,689                  2.35
FIXED 30/15 Balloon - 2nd Lien                            18               $577,123                  0.59
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances

                                                                                            Percentage of
Range of Mortgage Loan                             Number of    Aggregate Principal   Aggregate Principal
Principal Balances ($)                        Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
$0 - $25000                                              100             $1,772,801                  1.81 %
$25000.01 - $50000                                       155             $5,870,070                  5.98
$50000.01 - $75000                                       125             $7,572,902                  7.71
$75000.01 - $100000                                       48             $4,022,917                   4.1
$100000.01 - $ 150000                                     46             $5,494,822                   5.6
$150000.01 - $ 200000                                     14             $2,346,008                  2.39
$200000.01 - $ 250000                                      5             $1,050,953                  1.07
$250000.01 - $ 300000                                     71            $20,126,623                  20.5
$300000.01 - $ 350000                                     72            $23,062,844                 23.49
$350000.01 - $ 400000                                     27            $10,217,934                 10.41
$400000.01 - $ 450000                                     14             $5,967,344                  6.08
$450000.01 - $ 500000                                     15             $7,115,932                  7.25
$500000.01 - $ 550000                                      3             $1,574,811                   1.6
$550000.01 - $ 600000                                      1               $597,757                  0.61
$600000.01 - $ 650000                                      1               $633,963                  0.65
$750000.01 - $ 800000                                      1               $762,919                  0.78
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------


                                                                        CWABS 2001-4


Mortgage Rates


                                                                                            Percentage of
Range of Mortgage                                  Number of    Aggregate Principal   Aggregate Principal
Rates (%)                                     Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
5.501 - 6.000                                              4             $1,244,047                  1.27 %
6.001 - 6.500                                              2               $587,124                   0.6
6.501 - 7.000                                             18             $5,264,892                  5.36
7.001 - 7.500                                             41            $10,462,628                 10.66
7.501 - 8.000                                             99            $27,578,784                 28.09
8.001 - 8.500                                             71            $14,403,930                 14.67
8.501 - 9.000                                             75            $12,812,161                 13.05
9.001 - 9.500                                             52             $5,167,753                  5.26
9.501 - 10.000                                            65             $5,942,114                  6.05
10.001 - 10.500                                           49             $4,047,921                  4.12
10.501 - 11.000                                           55             $4,019,699                  4.09
11.001 - 11.500                                           22             $1,126,663                  1.15
11.501 - 12.000                                           20             $1,231,071                  1.25
12.001 - 12.500                                           15               $454,718                  0.46
12.501 - 13.000                                           17               $553,947                  0.56
13.001 - 13.500                                           34             $1,374,844                   1.4
13.501 - 14.000                                           32             $1,113,737                  1.13
14.001 - 14.500                                            7               $309,341                  0.32
14.501 - 15.000                                            4                $98,935                   0.1
15.001 - 15.500                                            9               $251,814                  0.26
15.501 - 16.000                                            3                $66,074                  0.07
16.001 - 16.500                                            1                $18,698                  0.02
16.501 - 17.000                                            1                $14,297                  0.01
17.001 - 17.500                                            2                $45,410                  0.05
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------



Remaining Term to Maturity

                                                                                            Percentage of
Range of Remaining Term                            Number of    Aggregate Principal   Aggregate Principal
to Maturity (Months)                          Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
1 - 120                                                    5               $135,040                  0.14 %
121 - 180                                                182             $8,306,085                  8.46
181 - 300                                                 16               $713,145                  0.73
301 - 360                                                495            $89,036,331                 90.68
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------




Original Loan-to-Value Ratios

                                                                                            Percentage of
Range of Original                                  Number of    Aggregate Principal   Aggregate Principal
Loan-to-Value Ratios (%)                      Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
50.00 or Less                                             62             $3,564,315                  3.63 %
50.01-55.00                                               10             $1,012,364                  1.03
55.01-60.00                                               23             $2,895,214                  2.95
60.01-65.00                                               35             $3,980,573                  4.05
65.01-70.00                                               65            $10,005,162                 10.19
70.01-75.00                                               85            $12,345,255                 12.57
75.01-80.00                                              140            $23,499,159                 23.93
80.01-85.00                                              117            $21,116,309                 21.51
85.01-90.00                                               84            $14,950,759                 15.23
90.01-95.00                                               14             $1,413,413                  1.44
95.01-100.00                                              63             $3,408,079                  3.47
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------


                                                                        CWABS 2001-4
Geographic Distribution
                                                                                            Percentage of
                                                   Number of    Aggregate Principal   Aggregate Principal
State                                         Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
Alabama                                                    6               $464,077                  0.47 %
Arizona                                                   10             $1,178,627                   1.2
Arkansas                                                   3                $90,284                  0.09
California                                               125            $35,243,329                 35.89
Colorado                                                  17             $3,115,479                  3.17
Connecticut                                                5             $1,240,469                  1.26
Delaware                                                   3               $131,485                  0.13
Florida                                                   49             $4,520,199                   4.6
Georgia                                                   28             $2,538,718                  2.59
Hawaii                                                     1                $14,589                  0.01
Idaho                                                      4               $777,191                  0.79
Illinois                                                  12             $1,749,957                  1.78
Indiana                                                   19               $910,929                  0.93
Iowa                                                       2               $107,183                  0.11
Kansas                                                     6               $143,076                  0.15
Kentucky                                                   5               $282,261                  0.29
Louisiana                                                 18             $1,565,082                  1.59
Maryland                                                   8             $1,957,782                  1.99
Massachussetts                                             4               $922,336                  0.94
Michigan                                                  35             $4,161,768                  4.24
Minnesota                                                  4               $958,566                  0.98
Mississippi                                                4               $151,245                  0.15
Missouri                                                  15             $2,006,451                  2.04
Montana                                                    2               $153,788                  0.16
Nebraska                                                   3               $105,016                  0.11
Nevada                                                     8             $1,394,249                  1.42
New Hampshire                                              1                $64,303                  0.07
New Jersey                                                 9             $1,394,823                  1.42
New Mexico                                                 4               $357,241                  0.36
New York                                                  14             $2,869,557                  2.92
North Carolina                                            25             $2,468,549                  2.51
Ohio                                                      54             $3,185,430                  3.24
Oklahoma                                                   8               $341,513                  0.35
Oregon                                                    15             $1,934,133                  1.97
Pennsylvania                                              29             $3,560,267                  3.63
Rhode Island                                               1               $134,342                  0.14
South Carolina                                            17             $1,315,012                  1.34
South Dakota                                               1                $38,747                  0.04
Tennesse                                                  27             $1,615,893                  1.65
Texas                                                     54             $6,580,211                   6.7
Utah                                                       3               $356,469                  0.36
Vermont                                                    1                $53,897                  0.05
Virginia                                                  11             $1,748,751                  1.78
Washington                                                22             $3,691,919                  3.76
West Virginia                                              1                $59,968                  0.06
Wisconsin                                                  4               $244,703                  0.25
Wyoming                                                    1               $290,740                   0.3
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------


FICO Credit Scores
                                                                        CWABS 2001-4

                                                                                            Percentage of
                                                   Number of    Aggregate Principal   Aggregate Principal
Range of FICO Credit Scores                   Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
781 - 800                                                  2               $437,546                  0.45 %
761 - 780                                                  6               $675,933                  0.69
721 - 740                                                  2               $131,093                  0.13
701 - 720                                                  3               $532,309                  0.54
681 - 700                                                 11             $2,285,627                  2.33
661 - 680                                                 20             $4,666,678                  4.75
641 - 660                                                 61             $9,151,880                  9.32
621 - 640                                                 79            $10,945,325                 11.15
601 - 620                                                102            $17,575,835                  17.9
581 - 600                                                119            $18,297,056                 18.63
561 - 580                                                108            $13,840,654                  14.1
541 - 560                                                 72             $6,820,383                  6.95
521 - 540                                                 59             $7,695,557                  7.84
501 - 520                                                 31             $3,228,133                  3.29
500 or Less                                               10             $1,084,192                   1.1
Not Available                                             13               $822,399                  0.84
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------



Types of Mortgaged Properties

                                                                                            Percentage of
                                                   Number of    Aggregate Principal   Aggregate Principal
Property Types                                Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
Single Family Residence                                  507            $72,715,088                 74.06 %
Planned Unit Development                                  59            $13,872,761                 14.13
Manufactured Housing (1)                                 109             $8,046,226                  8.19
Low-Rise Condominium                                      14             $2,369,223                  2.41
2 Family Residence                                         7             $1,112,925                  1.13
3 Family Residence                                         1                $54,834                  0.06
4 Family Residence                                         1                $19,543                  0.02
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------

(1) Treated as Real Property


Purpose of Mortgage Loans
                                                                        CWABS 2001-4

                                                                                            Percentage of
                                                   Number of    Aggregate Principal   Aggregate Principal
Property Types                                Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                     427            $64,144,675                 65.33 %
Purchase                                                 209            $24,288,493                 24.74
Refinance (Rate/Term)                                     62             $9,757,433                  9.94
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------



Occupancy Types of the Mortgage Loans

                                                                                            Percentage of
                                                   Number of    Aggregate Principal   Aggregate Principal
Occupancy Type                                Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
Primary Residence                                        686            $96,911,200                  98.7 %
Investment Property                                       11             $1,214,332                  1.24
Secondary Residence                                        1                $65,069                  0.07
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------



Gross Margin

(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                            Percentage of
                                                   Number of    Aggregate Principal   Aggregate Principal
Range of Gross Margins (%)                    Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
3.001 - 4.000                                              1               $633,963                  1.32 %
4.001 - 5.000                                              8             $1,733,290                   3.6
5.001 - 6.000                                             64            $15,465,817                 32.15
6.001 - 7.000                                            111            $20,564,521                 42.75
7.001 - 8.000                                             31             $4,707,766                  9.79
8.001 - 9.000                                             20             $2,542,487                  5.29
9.001 - 10.000                                            21             $2,029,148                  4.22
10.001 - 11.000                                            6               $376,799                  0.78
11.001 - 12.000                                            1                $46,269                   0.1
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------



Subsequent Adjustment Date
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                              CWABS 2001-4 Percentage of
Subsequent Adjustment                              Number of    Aggregate Principal   Aggregate Principal
Date                                          Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
April 2004                                                 1               $115,641                  0.24
May 2004                                                  48             $9,979,710                 20.75
June 2004                                                 20             $4,308,451                  8.96
July 2004                                                 17             $2,736,770                  5.69
August 2004                                               28             $4,321,787                  8.98
September 2004                                            53             $9,268,646                 19.27
October 2004                                              72            $12,833,039                 26.68
November 2004                                              8               $883,913                  1.84
December 2004                                             12             $2,812,123                  5.85
January 2005                                               4               $839,977                  1.75
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------




Maximum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                            Percentage of
Range of Maximum                                   Number of    Aggregate Principal   Aggregate Principal
Mortgage Rates (%)                            Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
12.001 - 12.500                                            1               $117,330                  0.24
12.501 - 13.000                                            3               $505,332                  1.05
13.001 - 13.500                                            9             $2,625,011                  5.46
13.501 - 14.000                                           24             $7,433,342                 15.45
14.001 - 14.500                                           18             $4,896,586                 10.18
14.501 - 15.000                                           24             $5,152,859                 10.71
15.001 - 15.500                                           31             $8,155,113                 16.95
15.501 - 16.000                                           39             $9,223,078                 19.17
16.001 - 16.500                                           22             $2,570,204                  5.34
16.501 - 17.000                                           26             $2,686,587                  5.59
17.000 - 17.500                                           21             $1,736,718                  3.61
17.501 - 18.000                                           11             $1,043,712                  2.17
18.001 - 18.500                                            8               $435,278                   0.9
18.501 - 19.000                                            5               $521,439                  1.08
19.001 - 19.500                                            3               $110,534                  0.23
19.501 - 20.000                                            2                $66,032                  0.14
20.001 and greater                                        16               $820,906                  1.71
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------


Initial Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                            Percentage of
Iniitial Periodic Rate                             Number of    Aggregate Principal   Aggregate Principal
Cap (%)                                       Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
1.00                                                      20             $2,984,821                  6.21 %
1.50                                                     158            $29,566,619                 61.47
2.00                                                      11             $2,484,686                  5.17
3.00                                                      74            $13,063,932                 27.16
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------





Subsequent Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)     CWABS 2001-4


                                                                                            Percentage of
Subsequent Periodic Rate                           Number of    Aggregate Principal   Aggregate Principal
Cap (%)                                       Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
1.00                                                      79            $13,674,080                 28.43 %
1.50                                                     184            $34,425,978                 71.57
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------




Minimum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)



                                                                                            Percentage of
Range of Minimum Mortgage                          Number of    Aggregate Principal   Aggregate Principal
Rates (%)                                     Mortgage Loans    Balance Outstanding   Balance Outstanding
---------------------------------------------------------------------------------------------------------
5.001 - 6.000                                             12             $1,764,063                  3.67 %
6.001 - 7.000                                             21             $5,098,662                  10.6
7.001 - 8.000                                             44            $12,714,781                 26.43
8.001 - 9.000                                             56            $16,192,998                 33.67
9.001 - 10.000                                            60             $7,357,313                  15.3
10.001 - 11.000                                           35             $2,962,477                  6.16
11.001 - 12.000                                           14             $1,012,292                   2.1
12.001 - 13.000                                            4               $108,436                  0.23
13.001 - 14.000                                           15               $820,015                   1.7
14.001 - 15.000                                            1                $34,191                  0.07
15.001 - 16.000                                            1                $34,830                  0.07
---------------------------------------------------------------------------------------------------------
Total                                                    698            $98,190,601                   100 %
---------------------------------------------------------------------------------------------------------

                                   EXHIBIT 2

  THE                                                                                                  Distribution Date: 4/26/04
BANK OF
  NEW
  YORK
101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew                          Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: AnnMarie Cassano                                   Series 2001-4
           212-815-8318

                                           Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------------------
                                             Certificate                              Pass
                               Class             Rate            Beginning          Through        Principal         Interest
Class         Cusip         Description          Type             Balance           Rate (%)     Distribution      Distribution
----------------------------------------------------------------------------------------------------------------------------------
  A         126671NK8          Senior         Var-Act/360      78,962,365.16        1.430000     8,071,764.38       100,369.94
 AIO        126671NL6         Strip IO        Var-30/360      106,262,365.16        5.462015             0.00       475,467.72
  AR        126671NR3          Senior         Var-Act/360               0.00        1.430000             0.00             0.00
----------------------------------------------------------------------------------------------------------------------------------

  M1        126671NM4        Mezzanine        Var-Act/360       8,775,000.00        1.940000             0.00        15,132.00
  M2        126671NN2        Mezzanine        Var-Act/360       5,850,000.00        2.390000             0.00        12,428.00
  B1        126671NP7          Junior         Var-Act/360       4,875,000.00        2.940000             0.00        12,740.00
  B2        126671NQ5          Junior         Var-Act/360       7,800,000.00        3.490000             0.00        24,197.33
----------------------------------------------------------------------------------------------------------------------------------

Totals                                                        106,262,365.16                     8,071,764.38       640,334.99

----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------
                                Current                        Cumulative
                Total          Realized        Ending           Realized
Class        Distribution       Losses         Balance           Losses
--------------------------------------------------------------------------
  A          8,172,134.32          0.00     70,890,600.78            0.00
 AIO           475,467.72          0.00     98,190,600.78            0.00
  AR                 0.00          0.00              0.00            0.00
--------------------------------------------------------------------------

  M1            15,132.00          0.00      8,775,000.00            0.00
  M2            12,428.00          0.00      5,850,000.00            0.00
  B1            12,740.00          0.00      4,875,000.00            0.00
  B2            24,197.33          0.00      7,800,000.00            0.00
--------------------------------------------------------------------------

Totals       8,712,099.37          0.00     98,190,600.78            0.00

--------------------------------------------------------------------------


For Class AIO the interest distribution of $475,467.72 includes the following amounts:

$.42 investment earnings for the fixed carryover reserve fund and $475,467.30 monthly interest distribution.

  THE                                                                                                  Distribution Date: 4/26/04
BANK OF
  NEW
  YORK
101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew                          Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: AnnMarie Cassano                                   Series 2001-4
           212-815-8318


                                                    Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------------
                               Original           Beginning          Scheduled                         Unscheduled
                             Certificate         Certificate         Principal         Accretion        Principal
Class        Cusip             Balance             Balance         Distribution        Principal       Adjustments
------------------------------------------------------------------------------------------------------------------------
  A        126671NK8       362,700,000.00       78,962,365.16      8,071,764.38             0.00              0.00
 AIO       126671NL6       390,000,100.00      106,262,365.16              0.00             0.00              0.00
  AR       126671NR3               100.00                0.00              0.00             0.00              0.00
------------------------------------------------------------------------------------------------------------------------

  M1       126671NM4         8,775,000.00        8,775,000.00              0.00             0.00              0.00
  M2       126671NN2         5,850,000.00        5,850,000.00              0.00             0.00              0.00
  B1       126671NP7         4,875,000.00        4,875,000.00              0.00             0.00              0.00
  B2       126671NQ5         7,800,000.00        7,800,000.00              0.00             0.00              0.00
------------------------------------------------------------------------------------------------------------------------

Totals                     390,000,100.00      106,262,365.16      8,071,764.38             0.00              0.00

------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
               Net             Current             Ending               Ending
            Principal          Realized         Certificate           Certificate
Class     Distribution          Losses            Balance               Factor
-----------------------------------------------------------------------------------
  A       8,071,764.38            0.00         70,890,600.78        0.19545244218
 AIO              0.00            0.00         98,190,600.78        0.25177070667
  AR              0.00            0.00                  0.00        0.00000000000
-----------------------------------------------------------------------------------

  M1              0.00            0.00          8,775,000.00        1.00000000000
  M2              0.00            0.00          5,850,000.00        1.00000000000
  B1              0.00            0.00          4,875,000.00        1.00000000000
  B2              0.00            0.00          7,800,000.00        1.00000000000
-----------------------------------------------------------------------------------

Totals    8,071,764.38            0.00         98,190,600.78

-----------------------------------------------------------------------------------

  THE                                                                                                  Distribution Date: 4/26/04
BANK OF
  NEW
  YORK
101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew                          Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: AnnMarie Cassano                                   Series 2001-4
           212-815-8318

                                                    Interest Distribution Detail

---------------------------------------------------------------------------------------------------------------------------
              Beginning           Pass           Accrued       Cumulative                        Total           Net
             Certificate         Through         Optimal         Unpaid        Deferred        Interest      Prepayment
Class          Balance          Rate (%)        Interest        Interest       Interest           Due       Int Shortfall
---------------------------------------------------------------------------------------------------------------------------
  A         78,962,365.16        1.430000      100,369.94            0.00          0.00      100,369.94              0.00
 AIO       106,262,365.16        5.462015      483,672.24      482,968.89          0.00      483,672.24              0.00
  AR                 0.00        1.430000            0.00            0.00          0.00            0.00              0.00
---------------------------------------------------------------------------------------------------------------------------

  M1         8,775,000.00        1.940000       15,132.00            0.00          0.00       15,132.00              0.00
  M2         5,850,000.00        2.390000       12,428.00            0.00          0.00       12,428.00              0.00
  B1         4,875,000.00        2.940000       12,740.00            0.00          0.00       12,740.00              0.00
  B2         7,800,000.00        3.490000       24,197.33            0.00          0.00       24,197.33              0.00

---------------------------------------------------------------------------------------------------------------------------

Totals     106,262,365.16                      648,539.51      482,968.89          0.00      648,539.51              0.00

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------
            Unscheduled
              Interest           Interest
Class        Adjustment            Paid

---------------------------------------------
  A               0.00          100,369.94
 AIO              0.00          475,467.72
  AR              0.00                0.00
---------------------------------------------

  M1              0.00           15,132.00
  M2              0.00           12,428.00
  B1              0.00           12,740.00
  B2              0.00           24,197.33

---------------------------------------------

Totals            0.00          640,334.99

---------------------------------------------

  THE                                                                                                  Distribution Date: 4/26/04
BANK OF
  NEW
  YORK
101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew                          Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: AnnMarie Cassano                                   Series 2001-4
           212-815-8318


                                                     Current Payment Information
                                                         Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                             Original         Beginning Cert.                                         Ending Cert.         Pass
                           Certificate            Notional       Principal           Interest          Notional           Through
Class         Cusip          Balance              Balance       Distribution       Distribution        Balance            Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
  A         126671NK8    362,700,000.00        217.707099972     22.254657789       0.276729914       195.452442184      1.430000
 AIO        126671NL6    390,000,100.00        272.467533111      0.000000000       1.219147698       251.770706674      5.462015
  AR        126671NR3            100.00          0.000000000      0.000000000       0.000000000         0.000000000      1.430000
-----------------------------------------------------------------------------------------------------------------------------------

  M1        126671NM4      8,775,000.00      1,000.000000000      0.000000000       1.724444444     1,000.000000000      1.940000
  M2        126671NN2      5,850,000.00      1,000.000000000      0.000000000       2.124444444     1,000.000000000      2.390000
  B1        126671NP7      4,875,000.00      1,000.000000000      0.000000000       2.613333333     1,000.000000000      2.940000
  B2        126671NQ5      7,800,000.00      1,000.000000000      0.000000000       3.102222222     1,000.000000000      3.490000
-----------------------------------------------------------------------------------------------------------------------------------

Totals                   390,000,100.00        272.467533111     20.696826437       1.641884169       251.770706674

-----------------------------------------------------------------------------------------------------------------------------------

  THE
BANK OF
  NEW
  YORK
101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew                          Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: AnnMarie Cassano                                   Series 2001-4
           212-815-8318

Pool Level Data

Distribution Date                                                                                                   4/26/04
Cut-off Date                                                                                                        11/1/01
Determination Date                                                                                                   4/1/04
Accrual Period 30/360                                          Begin                                                 3/1/04
                                                               End                                                   4/1/04
Number of Days in 30/360 Accrual Period                                                                                  30

Accrual Period Actual Days                                     Begin                                                3/25/04
                                                               End                                                  4/26/04
Number of Days in Actual Accrual Period                                                                                  32


--------------------------------------------------------------------------------
                                  Collateral Information
--------------------------------------------------------------------------------

Group 1

Cut-Off Date Balance                                                                                         390,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                            106,262,365.16
Ending Aggregate Pool Stated Principal Balance                                                                98,190,600.78

Beginning Prefunding Amount                                                                                            0.00
Ending Prefunding Amount                                                                                               0.00

Beginning Aggregate Certificate Stated Principal Balance                                                     106,262,365.16
Ending Aggregate Certificate Stated Principal Balance                                                         98,190,600.78

Beginning Aggregate Loan Count                                                                                          733
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                          35
Ending Aggregate Loan Count                                                                                             698

Beginning Weighted Average Loan Rate (WAC)                                                                        8.644811%
Ending Weighted Average Loan Rate (WAC)                                                                           8.660822%

Beginning Net Weighted Average Loan Rate                                                                          8.110189%
Ending Net Weighted Average Loan Rate                                                                             8.122997%

Weighted Average Maturity (WAM) (Months)                                                                                314

Servicer Advances                                                                                                152,343.76

Aggregate Pool Prepayment                                                                                      7,974,054.93

  THE
BANK OF
  NEW
  YORK
101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew                          Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: AnnMarie Cassano                                   Series 2001-4
           212-815-8318


---------------------------------------------------------------------------------
                      Collateral Information
---------------------------------------------------------------------------------

Group 1
-------
Pool Prepayment Rate                                                                                            60.8186 CPR






Certificate Account

Beginning Balance                                                                                                      0.00

Deposit
Payments of Interest and Principal                                                                             8,828,277.45
Liquidation Proceeds                                                                                                   0.00
All Other Proceeds                                                                                                     0.00
Other Amounts                                                                                                          0.00
                                                                                                               ------------
Total Deposits                                                                                                 8,828,277.45


Withdrawals
Reimbursement of Servicer Advances                                                                                     0.00
Payment of Master Servicer Fees                                                                                   36,071.05
Payment of Sub Servicer Fees                                                                                       2,588.00
Payment of Other Fees                                                                                                  0.00
Payment of Insurance Premium(s)                                                                                        0.00
Payment of Personal Mortgage Insurance                                                                            77,519.44
Other Permitted Withdrawal per the Pooling and Service Agreement                                                       0.00
Payment of Principal and Interest                                                                              8,712,099.38
                                                                                                               ------------
Total Withdrawals                                                                                              8,828,277.87

Ending Balance                                                                                                    77,519.02


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                          8,204.93
Compensation for Gross PPIS from Servicing Fees                                                                    8,204.93
Other Gross PPIS Compensation                                                                                          0.00
                                                                                                                   --------

  THE
BANK OF
  NEW
  YORK
101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew                          Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: AnnMarie Cassano                                   Series 2001-4
           212-815-8318


Total Net PPIS (Non-Supported PPIS)                                                                                          -0.00


Master Servicing Fees Paid                                                                                               36,071.05
Sub Servicing Fees Paid                                                                                                   2,588.00
Insurance Premium(s) Paid                                                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                                                    77,519.44
Other Fees Paid                                                                                                               0.00
                                                                                                                        ----------
Total Fees                                                                                                              116,178.49


---------------------------------------------------------------------------
                          Delinquency Information
---------------------------------------------------------------------------

Group 1

Delinquency                                                     30-59 Days        60-89 Days           90+ Days             Totals
-----------                                                     ----------        ----------           --------             ------
Scheduled Principal Balance                                   4,709,920.84        596,729.36       2,059,025.15       7,365,675.35
Percentage of Total Pool Balance                                 4.796713%         0.607726%          2.096968%          7.501406%
Number of Loans                                                         35                 5                 14                 54
Percentage of Total Loans                                        5.014327%         0.716332%          2.005731%          7.736390%

Foreclosure
Scheduled Principal Balance                                           0.00        239,013.15       4,778,381.55       5,017,394.70
Percentage of Total Pool Balance                                 0.000000%         0.243418%          4.866435%          5.109852%
Number of Loans                                                          0                 3                 33                 36
Percentage of Total Loans                                        0.000000%         0.429799%          4.727794%          5.157593%

Bankruptcy
----------
Scheduled Principal Balance                                           0.00        304,066.38       3,857,519.57       4,161,585.95
Percentage of Total Pool Balance                                 0.000000%         0.309670%          3.928604%          4.238273%
Number of Loans                                                          0                 1                 35                 36
Percentage of Total Loans                                        0.000000%         0.143266%          5.014327%          5.157593%

  THE
BANK OF
  NEW
  YORK
101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew                          Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: AnnMarie Cassano                                   Series 2001-4
           212-815-8318

REO
---
Scheduled Principal Balance                                   0.00               0.00            1,537,421.90         1,537,421.90
Percentage of Total Pool Balance                         0.000000%          0.000000%               1.565753%            1.565753%
Number of Loans                                                  0                  0                      14                   14
Percentage of Total Loans                                0.000000%          0.000000%               2.005731%            2.005731%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                       0.00
Additional Gains (Recoveries)/Losses                                                                                          0.00
Total Realized Losses                                                                                                         0.00


-----------------------------------------------------------------
        Subordination/Credit Enhancement Information
-----------------------------------------------------------------


Protection                                                                                           Original              Current

Bankruptcy Loss                                                                                          0.00                 0.00
Bankruptcy Percentage                                                                               0.000000%            0.000000%
Credit/Fraud Loss                                                                                        0.00         3,900,001.00
Credit/Fraud Loss Percentage                                                                        0.000000%            3.971868%
Special Hazard Loss                                                                                      0.00                 0.00
Special Hazard Loss Percentage                                                                      0.000000%            0.000000%

Credit Support                                                                                       Original              Current

Class A                                                                                        362,700,100.00        70,890,600.78
Class A Percentage                                                                                 93.000002%           72.196931%

Class M1                                                                                         8,775,000.00         8,775,000.00
Class M1 Percentage                                                                                 2.249999%            8.936701%

Class M2                                                                                         5,850,000.00         5,850,000.00
Class M2 Percentage                                                                                 1.500000%            5.957800%

Class B1                                                                                         4,875,000.00         4,875,000.00
Class B1 Percentage                                                                                 1.250000%            4.964834%

Class B2                                                                                         7,800,000.00         7,800,000.00
Class B2 Percentage                                                                                 1.999999%            7.943734%

  THE
BANK OF
  NEW
  YORK
101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew                          Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: AnnMarie Cassano                                   Series 2001-4
           212-815-8318


Credit Support                                                                   Original                               Current
--------------                                                                   --------                               -------






----------------------------------------------------------------
                Seller Loss Coverage Obligation
----------------------------------------------------------------

Original Seller Loss Coverage Amount                                                                               7,800,000.00
Current Loss Amount                                                                                                   73,472.66
Cumulative Loss Amount                                                                                               645,102.23
Seller Loss Coverage Remaining Balance                                                                             7,154,897.77